Assistant Secretary Certificate

1.

I, Christine Medy, certify that I am the Assistant Secretary of Equitable Financial Life and Annuity Company (“EFLAC”) (previously known as “The Equitable, of Colorado, Inc.”) located in the city of New York, state of New York, and that I have been appointed and am presently serving in that capacity in accordance with the Bylaws of the institution.

2.	I further certify that at a meeting of the board of directors of EFLAC called and convened on the 16th day of December, 1996, the following resolutions were adopted by a majority of the board.

RESOLVED, That upon the recommendation of Chairman, President and Chief Executive Officer Samuel B. Shlesinger, authority is hereby given to The Equitable of Colorado, Inc. (the “Company”) to engage in the variable life insurance and annuity business and authorize the establishment of Separate Accounts to support the Company’s variable life insurance policies and annuity contracts;

FURTHER RESOLVED, That the Chief Investment Officer of the Company, with power to sub-delegate, is authorized in his discretion as he may deem appropriate from time to time and in accordance with applicable laws and regulations (a) to divide the Separate Accounts into one or more divisions or subdivisions, (b) to modify or eliminate any such division or subdivision, (c) to change the designation of the Separate Accounts to another designation, (d) to designate additional divisions or subdivisions thereof and (e) to authorize and establish any and all additional separate accounts as may be deemed by such officer to be necessary or desirable for the Company’s variable life insurance and annuity business and having investment policies substantially similar to any current or future separate account of the Company which has been or may be specifically approved by this Board;

FURTHER RESOLVED, That the officers of the Company be, and each of them hereby is, authorized to invest cash in the Separate Accounts or in any division thereof as may be deemed necessary or appropriate to facilitate the commencement of the Separate Account’s operations or to meet any minimum capital requirements under the Investment Company Act of 1940 (the “1940 Act”) and to transfer cash or securities from time to time between the Company’s general account and any Separate Account as deemed necessary or appropriate as long as such transfers are not prohibited by law and are consistent with the terms of the variable life insurance policies and annuity contracts issued by the Company providing for allocations to such Separate Account;

FURTHER RESOLVED, That authority is hereby delegated to the Chief Executive Officer, the President and the Chief Investment Officer, with power to sub delegate, to adopt Rules and Regulations for Certain Operations of the Separate Accounts, providing for, among other things, criteria by which the Company shall institute procedures to provide for a pass-through of voting rights to the owners of variable life insurance policies and annuity contracts issued by the Company providing for allocation to any Separate Account with respect to the shares of any investment companies which are held in such Separate Account;

FURTHER RESOLVED, That the Company may register under the Securities Act of 1933 (the “1933 Act”) variable life insurance policies and variable annuity contracts, or units of interest thereunder, under which amounts will be allocated by the Company to the Separate Accounts to support reserves for such policies and, in connection therewith, the officers of the Company be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel and other consultants, to prepare, execute and file with the Securities and Exchange Commission, in the name and on behalf of the Company, registration statements under the 1933 Act, including prospectuses, supplements, exhibits and other documents relating thereto, and amendments to the foregoing, in such form as the officer executing the same may deem necessary or appropriate;

FURTHER RESOLVED, That the officers of the Company are authorized, with the assistance of accountants, legal counsel and other consultants, to take all actions necessary to register the Separate Accounts under the 1940 Act and to take such related actions as they deem necessary and appropriate to carry out the foregoing;

FURTHER RESOLVED, That the officers of the Company be, and each of them hereby is, authorized to prepare, execute, and file with the Securities and Exchange Commission such no-action requests and applications for such exemptions from or orders under the federal or state securities laws as they may from time to time deem necessary or desirable;

FURTHER RESOLVED, That the President of the Company is hereby appointed as agent for service under any registration statement under the 1933 Act or the 1940 Act relating to the Separate Accounts, such person to be duly authorized to receive communications and notices from the Securities and Exchange Commission with respect to such registration statement and to exercise powers given to such agent by the 1933 Act and 1940 Act and the rules and regulations thereunder, and any other applicable law;

FURTHER RESOLVED, That the officers of the Company be, and each of them hereby is, authorized to effect, in the name and on behalf of the Company, all such registrations, filings and qualifications under applicable securities laws and regulations and under insurance securities laws and insurance laws and regulations of such states and other jurisdictions as they may deem necessary or appropriate, with respect to the Company, and with respect to any variable life insurance policies and variable annuity contracts under which amounts will be allocated by the Company to the Separate Accounts to support reserves for such policies and contracts; such authorization to include registration, filing and qualification of the Company and of said policies and contracts, as well as registration, filing and qualification of officers, employees and agents of the Company as brokers, dealers, agents, salesmen, or otherwise; and such authorization shall also include, in connection therewith, authority to prepare, execute, acknowledge and file all such applications for exemptions, certificates, affidavits, covenants, consents to service of process and other instruments and to take all such action as the officer executing the same or taking such action may deem necessary or desirable;

FURTHER RESOLVED, That the standards of suitability and code of conduct relating to the doing by the Company of a variable life insurance and annuity business, in the forms annexed hereto, are hereby approved; and

FURTHER RESOLVED, That the officers of the Company are, and each of them hereby is, authorized and instructed to take all such acts and prepare and deliver all such documents in the name and on behalf of the Company, including all documents required by state licensing authorities to conduct a variable life insurance and annuity business, as may be necessary or desirable to effectuate the purposes of the foregoing resolutions.

The resolutions are presently in full force and effect and have not been revoked or rescinded as of this date.

3.

I further certify that Shane Daly is a duly appointed officer of EFFLAC as Vice President and Associate General Counsel and is duly authorized and instructed to take all such acts and prepare and deliver all such documents in the name and on behalf of EFLAC.

IN WITNESS HEREOF, the undersigned has affixed her signature and the corporate seal of the corporation this 31st day of May, 2023.

Christine Medy
Assistant Secretary

State of New York:

County of New York:

Personally appeared before me this 31st day of May, 2023, Christine Medy, Assistant Secretary of EFLAC and made oath that the above is a true copy from the records of EFLAC the corporation.

Notary Public

CODE OF CONDUCT - VARIABLE LIFE INSURANCE AND ANNUITY CONTRACT SEPARATE ACCOUNTS

Unless otherwise approved by the New York State Superintendent of Insurance, with respect to variable life insurance and variable annuity contract separate accounts, neither the Company nor any of its affiliates nor any director, officer or employee thereof, shall (i) sell to, or purchase from, any such separate account established by the Company any securities or other property, other than variable life insurance policies or variable annuity contracts, as appropriate; (ii) purchase, or allow to be purchased, for any such separate account, any securities of which the Company or an affiliate is the issuer; (iii) accept any compensation, other than a regular salary or wages from the Company or any affiliate, for the sale or purchase of securities to or from any such separate account except in the course of acting as a broker in connection with the sale of securities to or by such separate account if the compensation for such sale of securities does not exceed (a) the usual and customary broker’s commission if the sale is effected on a securities exchange; or (b) two percent of the sales price if the sale is effected in connection with a secondary distribution of such securities; or (c) one percent of the purchase or sale price of such securities if the sale is otherwise effected, unless the Securities and Exchange Commission permits a larger commission; (iv) engage in any joint transaction, participation, or common undertaking whereby the Company or an affiliate participates with such a separate account in any transaction in which the Company or any of its affiliates obtains an advantage in the price or quality of the item purchased, in the service received, or in the cost of such service and the Company or any of its other affiliates is disadvantaged in any of these respects by the same transaction; and (v) borrow money or securities from any such separate account other than under a policy loan provision.

STANDARDS OF SUITABILITY - VARIABLE LIFE INSURANCE POLICIES AND ANNUITY CONTRACTS

A recommendation shall be made to a potential applicant to purchase a variable life insurance policy or variable annuity contract and a variable life insurance policy or variable annuity contract shall be issued only if the Company has reasonable grounds to believe that the purchase of such policy or contract is suitable for such applicant on the basis of information furnished after reasonable inquiry of such applicant concerning the applicant’s insurance and investment objectives, financial situation and needs, and any other information known to the Company or to the agent making the recommendation.